Report of Independent Auditors



The Board of Trustees and Shareholders
HSBC Funds Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of portfolio investments, of the Cash Management
Fund, the Government Money Market Fund, the
U.S. Treasury Money Market Fund and the
New York Tax-Free Money Market Fund (four of the portfolios comprising HSBC Funds Trust)
 as of December 31, 2000, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing
 standards generally accepted in the United States.
Those standards require that we plan and perform the
 audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2000, by correspondence with the custodian and others.
An audit also includes assessing the accounting principles
 used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Cash
Management Fund, the
Government Money Market
Fund, the U.S. Treasury Money Market Fund and the
New York Tax-Free Money Market Fund at December
 31, 2000, the results of its operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and their financial highlights for each of the indicated periods, in conformity with accounting principles generally accepted in the United States.


New York, New York
February 17, 2001